EXHIBIT 24


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wilbur H. Gantz and Alan R. Meyer, or any one of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to Registration Statement on Form S-8 relating to the PathoGenesis Corporation Employee Stock Purchase Plan, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their, his/her substitutes, may lawfully do or cause to be done by virtue hereof.

         SIGNATURE                  TITLE                                  DATE



/s/ WILBUR H. GANTZ       Chairman, Chief Executive                June 4, 1998
---------------------     Officer, President and Director
Wilbur H. Gantz           (Principal Executive Officer)


/s/ ALAN R. MEYER         Executive Vice President, Chief          June 4, 1998
---------------------     Financial Officer and Director
Alan R. Meyer             (Principal Financial and
                          Accounting Officer)


/s/ JOHN L. GORDON               Director)                         June 4, 1998
---------------------
John Gordon



/s/ ELIZABETH M. GREETHAM        Director)                         June 4, 1998
-------------------------
Elizabeth M. Greetham



/s/ MICHAEL J. MONTGOMERY        Director)                         June 4, 1998
-------------------------
Michael J. Montgomery



/s/ TALAT M. OTHMAN             Director)                          June 4, 1998
-----------------------
Talat M. Othman



/s/ EUGENE L. STEP              Director)                          June 4, 1998
-----------------------
Eugene L. Step



/s/ FRED WILPON                  Director)                         June 4, 1998
-----------------------
Fred Wilpon